EXHIBIT 10.6

Base Salaries of Executive Officers of the Registrant

As of April 1, 2017, the following are the base salaries (on an annual basis) of the executive officers of Old Point Financial Corporation:

Robert F. Shuford, Sr.	$300,000
Chairman, President & Chief Executive Officer Old Point Financial Corporation

Robert F. Shuford, Jr.	$330,000
Executive Vice President/Bank Old Point Financial Corporation

Joseph R. Witt	$297,030
Chief Business Development Officer & Senior Vice President Old Point Financial Corporation

Laurie D. Grabow	$208,080
Chief Financial Officer & Senior Vice President/Finance Old Point Financial Corporation

Eugene M. Jordan, II	$190,000
Secretary to the Board & Executive Vice President/Trust Old Point Financial Corporation

Donald S. Buckless (52)	$187,200
Chief Lending Officer & Senior Vice President Old Point Financial Corporation